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                                                                   Exhibit 23(b)

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 5,000,000 Class A Common Shares and 500,000 Class B Common Shares pertaining to the American Greetings Corporation 1997 Equity and Performance Incentive Plan, as amended, of our report dated
March 28, 2000, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report
(Form 10-K) for the year ended February 29, 2000, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
--------------------
   Ernst & Young LLP


Cleveland, Ohio
July 18, 2000